UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 19, 2012

Alterra Capital Holdings Limited
__________________________________________
(Exact name of registrant as specified in its charter)

Bermuda	000-33047	98-0584464
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Alterra House, 2 Front Street, Hamilton, Bermuda		HM 11
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(441) 295-8800

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On March 19, 2012, the Registrant entered into a Placement Agent Agreement among the Registrant, BMO Capital Markets Corp. ("BMO") and New Point V Limited in connection with a proposed offering of New Point V Limited's common shares (the "Engagement Agreement"). New Point V Limited is the holding company of a special purpose insurer. The Registrant is sponsoring the formation of New Point V Limited. Under the terms of the Engagement Agreement, BMO will be entitled to receive a fee from New Point V Limited equal to 2% of the capital raised by New Point V Limited from certain investors introduced by BMO (the "Fee"). The Registrant has guaranteed New Point V Limited's obligations to BMO under the Engagement Agreement, including payment of the Fee and reimbursement of expenses. In addition, the Registrant has agreed to indemnify BMO for certain liabilities incurred in connection with BMO services under the Engagement Agreement. James H. MacNaughton, a director of the Registrant, serves as vice chairman of BMO.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alterra Capital Holdings Limited

March 20, 2012	By:	Peter A. Minton

Name: Peter A. Minton
Title: Executive Vice President and Chief Operating Officer